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                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                            (as the date of filing)

Biomet, Inc.(the Registrant; Indiana corporation)

Domestic subsidiaries:
      American OsteoMedix Corp. (California corporation)
      Arthrotek, Inc. (Indiana corporation)
      Biolectron, Inc. (Delaware corporation)
      Biomet Europe Ltd. (Delaware corporation)
      Biomet Fair Lawn, L.P. (Indiana limited partnership)
      Biomet Holdings Ltd. (Delaware corporation)
      Biomet International Ltd. (Delaware corporation)
      Biomet Investment Corp. (Delaware corporation)
      Biomet Leasing, Inc. (Indiana corporation)
      Biomet Manufacturing Corp. (Indiana corporation)
      Biomet Orthopedics, Inc. (Indiana corporation)
      Biomet Travel, Inc. (Indiana corporation)
      Blue Moon Diagnostics, Inc. (Indiana corporation)
      Cell Factor Technologies, Inc. (Indiana corporation)
      Cross Medical Products, Inc. (Delaware corporation)
      EBI, L.P. (Indiana limited partnership)
      EBI Holdings, Inc. (Delaware corporation)
      EBI Medical Systems, Inc. (Delaware corporation)
      EBI Patient Care, Inc. (Puerto Rican corporation)
      Electro-Biology, Inc. (Delaware corporation)
      Implant Innovations Holding Corporation (Indiana corporation) Implant Innovations, Inc. (Florida corporation)
      Interpore Cross International, Inc. (California corporation) Interpore Orthopaedics Inc. (Delaware corporation)
      Interpore Spine Ltd. (Delaware corporation)
      Kirschner Medical Corporation (Delaware corporation)
      Meridew Medical, Inc. (Indiana corporation)
      Poly-Medics, Inc. (Indiana corporation)
      Thoramet, Inc. (Indiana corporation)
      Vascu-Med, Inc. (Indiana corporation)
      Walter Lorenz Surgical, Inc. (Florida corporation)

Foreign subsidiaries:
      Arthrovision Sport GmbH (German corporation)
      BioMer C.V. (Dutch partnership)
      Biomet B.V. (Dutch corporation)
      Biomet C Z S.r.o. (Czech corporation)
      Biomet Medikal Urunler Dadytym Pazarlama
       Ythalat Yhracat ve Dys Ticaret Ltd. Sti (Turkish company)
      Biomet Acquisitions Limited (U.K. corporation)
      Biomet Argentina S.A. (Argentine corporation)
      Biomet Australia Pty. Ltd. (Australian corporation)
      Biomet Austria GmbH (Austrian corporation)
      Biomet Belgium BVBA (Belgian corporation)
      Biomet Bridgend B.V. (Dutch corporation)
      Biomet Canada, Inc. (Canadian corporation)
      Biomet Cementing Technologies AB (Swedish corporation)
      Biomet Chile, S.A. de C.V. (Chilean corporation)
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      Biomet Danmark ApS (Danish corporation)
      Biomet Deutschland GmbH (German corporation)
      Biomet Europe B.V. (Dutch corporation)
      Biomet Finland Oy (Finnish corporation)
      Biomet France S.a r.l. (French corporation)
      Biomet Hellas Commercial and Industrial Company of Medical
       and Pharmaceutical Products S.A. (Greek corporation)
      Biomet Holdings B.V. (Dutch corporation)
      Biomet Immobiliare Sarl (Italian corporation)
      Biomet Insurance Ltd. (Bermuda Captive insurance company)
      Biomet Italia s.r.l. (Italian company)
      Biomet Japan, Inc. (Japanese corporation)
      Biomet Korea Co. Ltd. (Korean corporation)
      Biomet Luxembourg S.a r.l. (Luxembourg company)
      Biomet Magyarorszag Kft. (a/k/a Biomet Hungary Kft) (Hungarian company) Biomet Merck Biomaterials GmbH (German corporation)
      Biomet Merck European Distribution Center B.V. (Dutch corporation) Biomet Merck Manufacturing Polska Sp. z o.o.
      Biomet Norge A.S. (Norwegian corporation)
      Biomet Portugal, Unipessoal Lda. (Portuguese corporation)
      Biomet Merck Onroerend Goed BV (Dutch corporation)
      Biomet Merck Polska Sp. z o.o. (Polish corporation)
      Biomet Mexico S.A. de C.V. (Mexican corporation)
      Biomet Orthopaedic Ltd. (New Zealand corporation)
      Biomet Orthopaedics Switzerland GmbH (Swiss corporation)
      Biomet Orthopedics Puerto Rico, Inc. (Puerto Rican corporation)
      Biomet Sales Italia S.r.l. (Italian corporation)
      Biomet Swindon B.V. (Dutch corporation)
      Biomet Taiwan Ltd. (Taiwan corporation)
      Biomet UK Ltd. (U.K. corporation)
      Biomet UK Real Estate Holdings B.V. (Dutch corporation)
      Biomet Vermogensverwaltungs GmbH (German corporation)
      Coral Medical B.V. (Dutch corporation)
      EBI Medical Systems Ltd. (U.K. corporation)
      Implant Innovations GmbH (Swiss corporation)
      Implant Innovations Australia Pty. Ltd. (Australian corporation) Implant Innovations Benelux N.V. (Belgium company)
      Implant Innovations do Brasil Ltda. (Brazilian corporation)
      Implant Innovations Canada, Inc. (Canadian corporation)
      Implant Innovations Deutschland, GmbH (German corporation)
      Implant Innovations France S.A. (French corporation)
      Implant Innovations Iberica, SL (Spanish corporation)
      Implant Innovations de Mexico S.A. de C.V. (Mexican corporation) Implant Innovations Nordic AB (Swedish corporation)
      Implant Innovations U.K., Ltd. (U.K. corporation)
      Industrias Quirurgicas de Levante S.L. (IQL) (Spanish corporation) Ortopedica Biomet Costa Rica S.A. (Costa Rican corporation)
      Ortra Holdings, S.A. (Swiss corporation)
      Rewi Holding BV (Dutch corporation)
      Scandimed Holding AB (Swedish corporation)
      Suministros Levantinos Ortopedicos, S.L. (Spanish corporation)
      Walter Lorenz Surgical, GmbH (German corporation)
      Zhejiang Biomet Medical Products Co., Ltd. (Chinese corporation)

Each subsidiary is wholly-owned by its immediate parent, except for the following: Biomet Chile, S.A. de C.V. of which Biomet International Ltd. owns 51% of the outstanding shares; Biomet Merck Hellas S A of which Biomet Europe B.V. owns approximately 94% of the outstanding shares; and Zhejiang Biomet Medical Products Co., Ltd. of which Biomet International Ltd. owns 75% of the outstanding shares.